SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2011 (July 22, 2011)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information provided in Item 2.03 below hereby is incorporated by reference into this Item 1.01.

Item 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On July 22, 2011, Chembio Diagnostic Systems, Inc., the wholly-owned subsidiary of Chembio Diagnostics, Inc. (collectively the “Company”), entered into two agreements with HSBC Bank, NA (“HSBC”).  The two agreements were: 1) a secured revolving demand note up to $500,000 convertible into a five-year term note; and 2) a loan and security agreement.  A brief description of the material terms is as follows:

1. Revolving Demand Note
a.	Amount – up to $500,000, at an annual interest rate of .25% over the prime rate established by HSBC (360 day year/ 12 month / 30 day months.)
b.	Payable on demand by HSBC, with or without default.
c.	After twelve months converted automatically into a five-year term note.
i.	Interest rate to be 3% above HSBC’s cost of funds on date of conversion.
ii.	Payable monthly.
iii.	Lien on deposits at the bank.
iv.
Acceleration of Term Note:  Upon an event of default of any obligation to HSBC, at the election of HSBC (but automatically in the case of an insolvency default), all the Company’s obligations to HSBC shall become immediately due and payable without notice or demand, except for obligations payable on demand, which shall be due and payable on demand, regardless of whether an event of default has occurred

2. Loan and Security Agreement
a.	Grants security interest in all the assets of the Company.
b.	Covenants:
i.	Cannot pay dividends without HSBC consent.

The only other material relationships between HSBC and the Company are; a) agreements entered into in June of 2010 for a $250,000 term note, a $250,000 revolving note and a security agreement as reported in Form 8-K filed with the SEC on June 17, 2010, and b) the Company currently maintains its operating, payroll and primary cash accounts at HSBC.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 26, 2011                                                               Chembio Diagnostics, Inc.

By:    /s/ Lawrence A. Siebert
Lawrence A. Siebert
Chief Executive Officer